Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William Hayde, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Nu-Med Plus, Inc. on Form 10-Q for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Nu-Med Plus, Inc. at the dates and for the periods indicated.

Dated:	August 14, 2026	/s/ William Hayde
William Hayde
Chief Executive Officer (Principal Executive Officer)

I, Keith L. Merrell, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Nu-Med Plus, Inc. on Form 10-Q for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Nu-Med Plus, Inc. at the dates and for the periods indicated.

Dated:	August 14, 2026	/s/Keith L. Merrell
Keith L. Merrell
Chief Financial Officer (Principal Financial/Accounting Officer)